Exhibit 99(a)(1)(B)

LETTER OF TRANSMITTAL

To Surrender Shares of Common Stock,
par value $.0001 per share, of

MADISON HARBOR BALANCED STRATEGIES, INC.

Pursuant to the Offer to Purchase
dated November 2, 2007

THE OFFER WILL EXPIRE AT 5:00 P.M. EASTERN TIME

ON November 30, 2007, UNLESS THE OFFER IS EXTENDED

List below the shares of the common stock of Madison Harbor Balanced Strategies, Inc. (the “Fund”) to which this Letter of Transmittal relates.

Box I	DESCRIPTION OF SHARES TENDERED
Name and Address(es) of Registered Holder(s)	Number of Shares of Capital Stock

Mail or deliver this Letter of Transmittal to the following address:

Citigroup Fund Services
Attn: Dan Engelhardt
2 Portland Square
Portland, ME 04101
Fax Number: (207) 822-6207

For information, contact Dan Engelhardt at 1-866-348-6466.

THIS LETTER OF TRANSMITTAL AND ALL OTHER DOCUMENTS AND INSTRUMENTS REQUIRED HEREBY SHOULD BE MAILED OR DELIVERED TO CITIGROUP FUND SERVICES (“CITIGROUP”) AT THE ADDRESS SET FORTH ABOVE.

This Letter of Transmittal is to be used (a) if you desire to effect the tender transaction yourself, (b) if you intend to request your broker, dealer, commercial bank, trust company or other nominee to effect the transaction for you and the Shares are not registered in the name of such broker, dealer, commercial bank, trust company or other nominee, and (c) by a broker, dealer, commercial bank, trust company or other nominee effecting the transaction as a registered owner or on behalf of a registered owner. To accept the Offer in accordance with its terms, a Letter of Transmittal properly completed and bearing original signature(s) and the original of any required signature guarantee(s) and any other documents required by this Letter of Transmittal, must be mailed or delivered to Citigroup at the address set forth above and must be received by Citigroup prior to 5:00 P.M. Eastern Time on November 30, 2007, or such later time and date to which the Offer is extended.

NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

Ladies and Gentlemen:

In connection with the Fund’s offer dated November 2, 2007 to purchase up to 2,060 shares of common stock of the Fund (the “Offer to Purchase”), the person(s) signing this Letter of Transmittal (the “Signatory”) hereby tender(s) to the Fund, which is a non-diversified, closed-end management investment company incorporated in Maryland, the number of shares of common stock, par value $.0001 per share, (collectively the “Shares”), for purchase by the Fund at a price of $921.49 per Share, which is equal to the net asset value of the Fund per Share determined as of September 30, 2007, discounted by 10% (the “Purchase Price”), in cash, under the terms and subject to the conditions set forth in the Offer to Purchase, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which Offer to Purchase and Letter of Transmittal together with any amendments or supplements thereto collectively constitute the “Offer”).

Subject to, and effective upon, acceptance for payment of, or payment for, Shares tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms or conditions of any such extension or amendment), the Signatory hereby sells, assigns and transfers to, or upon the order of, the Fund, all right, title and interest in and to all of the Shares that are being tendered hereby that are purchased pursuant to the Offer, and hereby irrevocably constitutes and appoints Citigroup as attorney-in-fact of the Signatory with respect to such Shares, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to receive all benefits and otherwise exercise all rights of beneficial ownership of such Shares, subject to the next paragraph, all in accordance with the terms and subject to the conditions set forth in the Offer.

The Signatory hereby represents and warrants that (a) the Signatory, if a broker, dealer, commercial bank, trust company or other nominee, has obtained the tendering shareholder’s instructions to tender pursuant to the terms and conditions of this Offer in accordance with the letter from the Fund to brokers, dealers, commercial banks, trust companies and other nominees; (b) when and to the extent the Fund accepts the Shares for purchase, the Fund will acquire good, marketable and unencumbered title thereto, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to their sale or transfer, and not subject to any adverse claim; (c) on request, the Signatory will execute and deliver any additional documents that Citigroup or the Fund deems necessary or desirable to complete the assignment, transfer and purchase of the Shares tendered hereby; and (d) the Signatory has read and agrees to all of the terms and conditions of the Offer.

The name(s) and address(es) of the registered owner(s) should be printed as on the registration of the Shares.

The Signatory recognizes that, under certain circumstances as set forth in the Offer to Purchase, the Fund may amend, extend or terminate the Offer or may not be required to purchase any of the Shares tendered hereby. The Signatory recognizes that the Fund has no obligation, pursuant to the Special Payment Instructions set forth below, to transfer any Shares from the name of the registered owner thereof if the Fund purchases none of such Shares.

The undersigned understands that tender of the Shares will not be made in acceptable form until receipt by Citigroup of this Letter of Transmittal, or a reproduction hereof, duly completed and signed, together with all accompanying evidences of authority in form satisfactory to the Fund. All questions as to validity, form and eligibility of any tender of Shares hereunder will be determined by the Fund and such determination shall be final and binding.

The Signatory understands that acceptance of Shares by the Fund for payment will constitute a binding agreement between the Signatory and the Fund upon the terms and subject to the conditions of the Offer.

The Signatory understands that the payment of the Purchase Price for the Shares accepted for purchase by the Fund will be made as promptly as practicable by the Fund following the conclusion of the Offer and after tender of the Shares is made in acceptable form and that in no event will the Signatory receive any interest on the Purchase Price. Payment of the purchase price for the Shares tendered by the undersigned will be made on behalf of the Fund by check or wire transfer to the account identified by the undersigned below.

All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the Signatory and all obligations of the Signatory hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the Signatory. Except as stated in the Offer, this tender is irrevocable.

The Signatory hereby acknowledges that the Signatory has read the Instructions accompanying this Letter of Transmittal.

The Signatory hereby acknowledges that capitalized terms not defined in this Letter of Transmittal shall have the meanings ascribed to them in the Offer to Purchase.

The Signatory authorizes and instructs the Fund to make a cash payment (payable by check or wire transfer) for the Purchase Price for Shares accepted for purchase by the Fund, less any applicable withholding taxes, to which the undersigned is entitled in the name of the registered holder(s) appearing under Box I “Description of Shares Tendered” (unless a different name is indicated in Box II “Special Registration and Payment Instructions” below), for delivery by mail to the address shown in Box I above (unless a different address or method of payment is indicated in Box II “Special Registration and Payment Instructions” or Box III “Special Delivery Instructions” below). The Purchase Price will be paid by check unless otherwise indicated in Box II or III.

Box II	Box III
SPECIAL REGISTRATION AND PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 1, 3, 5 and 7)	(See Instructions 1, 3, 5 and 7)

(To be completed ONLY if the Purchase Price is to be made payable, in the name of someone other than the name(s) of the registered holder(s) appearing under Box I “Description of Shares Tendered” or if the Purchase Price is to be made payable by wire.)

(To be completed ONLY if the Purchase Price is to be mailed to someone other than the undersigned, or to the undersigned to an address other than to the address appearing under Box I “Description of Shares Tendered”).

(In Addition, Complete Substitute Form W-9)

☐ Check here and fill out the wire transfer instructions below to receive the Purchase Price via wire transfer.	☐ Check here and fill out the wire transfer instructions below to receive the Purchase Price via wire transfer.
Bank:	Bank:
ABA Routing Number:	ABA Routing Number:
Account Holder:	Account Holder:
Account Number:	Account Number:
Reference:	Madison Harbor Balanced Strategies, Inc.	Reference:	Madison Harbor Balanced Strategies, Inc.
☐ Check here to receive the Purchase Price via check. Make check payable to and mail to:	☐ Check here to receive the Purchase Price via check. Mail the check for the Purchase Price to:
Name:	Name:
(Please Print)	(Please Print)
Address:	Address:

(City)	(State)	(Zip)	(City)	(State)	(Zip)

(Taxpayer Identification or Social Security No.)
(In Addition, Complete Substitute Form W-9)

Box IV				Box V

By executing this Letter of Transmittal, the
undersigned hereby delivers to the Fund in
connection with the Offer to Purchase the
securities indicated in the box entitled “Description
of Shares Tendered.”

SIGN HERE
(See Instructions 1 and 3)
(In Addition, Complete Substitute Form W-9)

SIGNATURE(S) GUARANTEED BY:
(To be completed ONLY
if required by Instructions 1 and 3)

The undersigned hereby guarantees the signature(s) which appear(s) on this Letter of Transmittal and any stock powers surrendered pursuant to this Letter of Transmittal.

(Name of Institution Issuing Guarantee)

(Signature(s) of Registered Holder(s))				By:
(Authorized Signature)
Dated:				Title:
Name(s):				(Title)
Address of Guaranteeing Firm:
(Please Print or Type)
Capacity (list full title):
(Title of signer if acting in a representative capacity)
Address:

(City)	(State)		(Zip)	Dated:
Area Code and Telephone Number:	(	)

Taxpayer Identification or Social Security Number

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THIS LETTER OF TRANSMITTAL

1.     Guarantee of Signatures.   Signatures on this Letter of Transmittal must be guaranteed in Box V in accordance with Rule 17Ad-15 (promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”)) by an eligible guarantor institution which is a participant in a stock transfer association recognized program, such as a firm that is a member of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., by a commercial bank or trust company having an office or correspondent in the United States or by an international bank, securities dealer, securities broker or other financial institution licensed to do business in its home country (an “Eligible Institution”) unless (i) the Letter of Transmittal is signed by the registered holder(s) of the Shares tendered therewith and such holder(s) have not completed the Box II “Special Registration and Payment Instructions” above or Box III “Special Delivery Instructions” above for any reason, or (ii) the Shares described above are delivered for the account of an Eligible Institution. IN ALL OTHER CASES ALL SIGNATURES MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION.

2.     Delivery of Letter of Transmittal.   This Letter of Transmittal, properly completed and duly executed, together with any documents required by this Letter of Transmittal, should be sent by facsimile, mail or courier or delivered by hand to Citigroup in each case at the address set forth on the front page of this Letter of Transmittal, in order to make an effective surrender.

A properly completed and duly executed Letter of Transmittal and any other documents requested by the Letter of Transmittal or the Offer to Purchase, must be received by Citigroup at the address set forth in the Letter of Transmittal by 5:00 p.m., Eastern Time, on November 30, 2007 (the “Expiration Date”). Such materials received by facsimile will be valid if received by the Expiration Date, as defined in the Offer to Purchase, even though the originals are not yet received, but only if the originals are received promptly thereafter. The Purchase Price will be paid and issued in exchange for the Shares surrendered and accepted for purchase by the Fund pursuant to the Offer to Purchase in all cases only after receipt by Citigroup of a properly completed and duly executed Letter of Transmittal and all other required documents.

The method of delivery of all documents is at the option and risk of the undersigned and the delivery will be deemed made only when actually received. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

3.     Signatures on this Letter of Transmittal, Powers of Attorney and Endorsements.

(a)   If this Letter of Transmittal is signed by the registered holder(s) of the Shares, the signature(s) of the holder on this Letter of Transmittal must correspond exactly with the name(s) as registered, unless such Shares have been transferred by the registered holder(s) in which event this Letter of Transmittal should be signed in exactly the same form as the name of the last transferee.

(b)   If any Shares tendered with the Letter of Transmittal are owned of record by two or more joint owners, all such owners must sign this Letter of Transmittal.

(c)   If any Shares are registered in different names, it will be necessary to complete, sign and submit as many separate copies of this Letter of Transmittal and any necessary or required documents as there are different registrations of Shares.

(d)   When this Letter of Transmittal is signed by registered holder(s) of the Shares, the separate stock powers are not required.

(e)   If this Letter of Transmittal or any proxy or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing, and proper evidence satisfactory to the Fund of their authority to so act must be submitted.

(f)    If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Shares listed, it must be accompanied by appropriate stock powers, signed in the exact name(s) of the registered holder(s). Signatures on such stock powers must be guaranteed in Box V by an Eligible Institution (unless signed by an Eligible Institution).

4.     Withholding.   The Fund is entitled to deduct and withhold from the Purchase Price otherwise payable to any holder of Shares whose Shares are accepted for purchase by the Fund to any amounts that the Fund is required to deduct and withhold with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, or any provision of state, local or foreign tax law. To the extent that amounts are withheld, the withheld amounts shall be treated for all purposes as having been paid and issued to the holder of Shares in respect of which such deduction and withholding was made.

5.     Transfer Taxes.   The Fund will pay any transfer taxes payable on the transfer to it of Shares purchased pursuant to the Offer, provided, however, that if (a) payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) unpurchased Shares are to be registered in the name(s) of, any person(s) other than the registered owner(s), or (b) if any tendered certificate(s) are registered, or the Shares tendered are otherwise held, in the name(s) of any person(s) other than the registered owner, the amount of any transfer taxes (whether imposed on the registered owner(s) or such other person(s)) payable on account of the transfer to such person(s) will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

6.     Restriction on Short Sales.   Section 14(e) of the Exchange Act and Rule 14e-4 promulgated thereunder, make it unlawful for any person, acting alone or in concert with others, to tender Shares in a partial tender offer for such person’s own account unless at the time of tender, and at the time the Shares are accepted for payment, the person tendering has a “net long position” equal to or greater than the amount tendered in (a) Shares, and will deliver or cause to be delivered such Shares for the purpose of tender to the person making the Offer within the period specified in the Offer, or (b) an equivalent security and, upon acceptance of his or her tender, will acquire Shares by conversion, exchange, or exercise of such equivalent security to the extent required by the terms of the Offer, and will deliver or cause to be delivered the Shares so acquired for the purpose of tender to the Fund prior to or on the Expiration Date. Section 14(e) and Rule 14e-4 provide a similar restriction applicable to the tender or guarantee of a tender on behalf of another person.

The acceptance of Shares by the Fund for payment will constitute a binding agreement between the tendering shareholder and the Fund upon the terms and subject to the conditions of the Offer, including the tendering shareholder’s representation that the shareholder has a “net long position” in the Shares being tendered within the meaning of Rule 14e-4 and that the tender of such Shares complies with Rule 14e-4.

7.     Special Registration and Payment Instructions and Special Delivery Instructions.   If the Purchase Price is to be paid and issued to a person other than the person(s) signing the Letter of Transmittal, then Box II must be completed. If the Purchase Price is to be mailed or wired to someone other than the person(s) signing the Letter of Transmittal, or to the person(s) signing the Letter of Transmittal at an address other than that shown above, then Box III must be completed.

8.     Determinations of Validity.   All questions as to the form of documents and the validity of Shares will be resolved by the Fund in its sole discretion, whose determination shall be final and binding. The Fund reserves the absolute right to reject any deliveries of any Shares that are not in proper form, or the acceptance of which would, in the opinion of the Fund or its counsel, be unlawful. The Fund reserves the absolute right to waive any defect or irregularity of delivery for exchange with regard to any Shares, provided that any such waiver shall apply to all tenders of Shares.

NEITHER THE FUND, ITS BOARD OF DIRECTORS, ITS ADVISER, MADISON HARBOR CAPITAL MANAGEMENT, LLC, NOR ANY OTHER PERSON IS OR WILL BE OBLIGATED TO GIVE ANY NOTICE OF ANY DEFECT OR IRREGULARITY IN ANY TENDER, AND NONE OF THEM WILL INCUR ANY LIABILITY FOR FAILURE TO GIVE ANY SUCH NOTICE.

9.     Requests for Assistance or Additional Copies.   Requests for assistance or for additional copies of this Letter of Transmittal may be directed to Citigroup at the address or the telephone number set forth on the cover of this Letter of Transmittal. Shareholders who do not own Shares directly may also obtain such information and copies from their broker, dealer, commercial bank, trust company or other nominee. Shareholders who do not own Shares directly are required to tender their Shares through their broker, dealer, commercial bank, trust company or other nominee and should NOT submit this Letter of Transmittal to Citigroup.

10.   Substitute Form W-9.   Under federal income tax laws, each holder surrendering Certificate(s) is required to provide the Fund with a correct Taxpayer Identification Number (“TIN”) on a Substitute Form W-9, which is provided under “Important Tax Information” below, and to indicate if such holder is not subject to backup withholding by signing and dating the Substitute Form W-9. Failure to provide the information on the form may subject the surrendering holder(s) to a $50 penalty imposed by the Internal Revenue Service (the “IRS”) and backup withholding taxes in an amount equal to 28% of the Purchase Price paid to such holder(s). See “Important Tax Information” below.

*                *                *

IMPORTANT:   THIS LETTER OF TRANSMITTAL PROPERLY COMPLETED AND BEARING ORIGINAL SIGNATURE(S) AND THE ORIGINAL OF ANY REQUIRED SIGNATURE GUARANTEE(S) AND OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY CITIGROUP PRIOR TO THE EXPIRATION OF THE OFFER.

IMPORTANT TAX INFORMATION

Under U.S. federal income tax law, a holder tendering Shares for exchange is required to provide Citigroup with the holder’s correct TIN on the enclosed Substitute Form W-9 or otherwise establish a basis for exemption from backup withholding. Generally, if the holder is an individual, the TIN is the holder’s Social Security number. If Citigroup is not provided with the correct TIN, the holder may be subject to a $50 penalty, as well as various other penalties, imposed by the IRS. In addition, payments made to the holder with respect to such Shares may be subject to backup withholding.

Certain holders (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. Exempt holders should indicate their exempt status by writing “Exempt” on Substitute Form W-9, Part 2. A foreign individual may qualify as an exempt recipient or other payee by submitting to Citigroup a properly completed IRS Form W-8BEN or Form W-8IMY or a similar statement signed under penalty of perjury, attesting to the holder’s exempt status. A copy of Form W-8BEN and Form W-8IMY and instructions for completing those forms are enclosed for such shareholders. See the enclosed “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional instructions.

If backup withholding applies, the Fund is required to withhold 28% of any payment made to the holder or other payee. Backup withholding is not an additional federal income tax. Rather, the amount withheld will be credited against the federal income tax liability of persons subject to backup withholding. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS provided that the required information is timely furnished to the IRS.

Purpose of Substitute Form W-9

To prevent backup withholding on payments that are made to a holder with respect to the Shares tendered, the holder is required to provide the Fund with either:  (i) the holder’s correct TIN by completing the Substitute Form W-9 below, certifying that the TIN provided on Substitute Form W-9 is correct (or that the holder is awaiting a TIN) and that (A) the holder has not been notified by the IRS that he or she is subject to backup withholding as a result of failure to report all interest or dividends or (B) the IRS has notified the holder that he or she is no longer subject to backup withholding; or (ii) an adequate basis for exemption.

What Number to Give the Fund

The holder is required to give Citigroup the TIN (e.g., social security number, individual TIN or employer identification number) of the record owner of the Shares. If the Shares are held in more than one name, consult the attached “Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9” for additional guidance on which number to report.

Certificate of Awaiting Taxpayer Identification Number

If the tendering holder has not been issued a TIN and has applied for a number or intends to apply for a number in the near future, check the box “Awaiting TIN” provided in Part 2 on Substitute Form W-9, sign and date the form and the Certificate of Awaiting Taxpayer Identification Number and return them to Citigroup. If such certificate is completed and Citigroup is not provided with the TIN within sixty (60) days, the Fund will withhold 28% of all payments made thereafter until a TIN has been provided.

TO BE COMPLETED BY ALL HOLDERS OF SHARES

(See Instruction 10 and “Important Tax Information” on this Letter of Transmittal)

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service	Part 1—PLEASE PROVIDE YOUR TIN IN THE BOX AT RIGHT AND CERTIFY BY SIGNING AND DATING BELOW.	Social Security Number OR Employer Identification Number

Name as shown on account (if joint, list first and circle name of the person or entity whose number you enter above).
Name (Please Print)

Payer’s Request for Taxpayer	Address
Identification Number (“TIN”)
and Certification
	City	State	Zip Code

Part 2—Awaiting TIN ☐

Part 3—CERTIFICATION—UNDER THE PENALTIES OF PERJURY, I CERTIFY THAT (1) the number shown on this form is my correct TIN (or a TIN has not been issued to me but I have mailed or delivered an application to receive a TIN or intend to do so in the near future), (2) I am not subject to backup withholding because (a) I am exempt from backup withholding, (b) I have not been notified by the Internal Revenue Service (the “IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and (3) all other information provided on this form is true, correct and complete.

Signature	Date

You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding because of under-reported interest or dividends on your tax return and you have not been advised by the IRS that such backup withholding has been terminated.

FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING. PLEASE REVIEW THE ENCLOSED “GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9” FOR ADDITIONAL DETAILS.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU
CHECKED THE BOX IN PART 2 OF SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under the penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number within sixty (60) days, 28% of all reportable payments made to me thereafter will be withheld until I provide a number.

Signature	Date

GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
NUMBER ON SUBSTITUTE FORM W-9

Guidelines for Determining the Proper Identification Number to Give the Payer.—Social Security numbers have nine digits separated by two hyphens: i.e. 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e. 00-0000000. The table will help determine the number to give the payer.

For this type of account:	Give the SOCIAL SECURITY number of—	For this type of account:	Give the EMPLOYER IDENTIFICATION number of—
1.An individual’s account	The individual	8. Sole proprietorship account	The owner(1)
2.Two or more individuals (joint account)	The actual owner of the account or, if combined funds, any one of the individuals(1)	9. A valid trust, estate, or pension trust	Legal entity (Do not furnish the identifying number of the personal representative or trustee unless the legal entity itself is not designated in the account title.)(4)
3.Husband and wife (joint account)	The actual owner of the account or, if joint funds, either person(1)	10. Corporate account	The Corporation
4.Custodian account of a minor (Uniform Gift to Minors Act)	The minor(2)	11. Religious, charitable, or educational organization account	The organization
5.Adult and minor (joint account)	The adult or, if the minor is the only contributor, the minor(1)	12. Partnership account held in the name of the business	The partnership
6. Account in the name of guardian or committee for a designated ward, minor, or incompetent person	The ward, minor, or incompetent person(3)	13. Association, club, or other tax-exempt organization	The organization
7. a. The usual revocable savings trust account (grantor is also trustee)	The grantor-trustee(1)	14. A broker or registered nominee	The broker or nominee
b. So-called trust account that is not a legal or valid trust under State law	The actual owner(1)	15. Account with the Department of Agriculture in the name of a public entity (such as a State or local government, school district, or prison) that receives agricultural program payments	The public entity

(1)           List first and circle the name of the person whose number you furnish.

(2)           Circle the minor’s name and furnish the minor’s Social Security number.

(3)           Circle the ward’s, minor’s or incompetent person’s name and furnish such person’s Social Security number.

(4)           List first and circle the name of the legal trust, estate, or pension trust.

Note:             If no name is circled or there is more than one name, the number will be considered to be that of the first name listed.

Obtaining a Number

If you don’t have a taxpayer identification number or you don’t know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at the local office of the Social Security Administration or the Internal Revenue Service and apply for a number.

Payees Exempt from Backup Withholding

Payees specifically exempted from backup withholding on ALL payments include the following:

•       A corporation.

•       A financial institution.

•       An organization exempt from tax under Section 501(a), or an individual retirement plan.

•       The United States or any agency or instrumentality thereof.

•       A State, the District of Columbia, a possession of the United States, or any subdivision or instrumentality thereof.

•       A foreign government, a political subdivision of a foreign government, or any agency or instrumentality thereof.

•       An international organization or any agency, or instrumentality thereof.

•       A registered dealer in securities or commodities registered in the U.S. or a possession of the U.S.

•       A real estate investment trust.

•       A common trust fund operated by a bank under Section 584(a).

•       An exempt charitable remainder trust, or a non-exempt trust described in Section 4947(a)(1).

•       An entity registered at all times under the Investment Company Act of 1940.

•       A foreign central bank of issue.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

•       Payments to nonresident aliens subject to withholding under Section 1441.

•       Payments to partnerships not engaged in a trade or business in the U.S. and which have at least one nonresident partner.

•       Payments of patronage dividends where the amount received is not paid in money.

•       Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

•       Payments of interest on obligations issued by individuals. Note:  You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer’s trade or business and you have not provided your correct taxpayer identification number to the payer.

•       Payments of tax-exempt interest (including exempt-interest dividends under Section 852).

•       Payments described in Section 6049(b)(5) to non-resident aliens.

•       Payments on tax-free covenant bonds under Section 1451.

•       Payments made by certain foreign organizations.

Exempt payees described above should file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE “EXEMPT” ON THE FACE OF THE FORM, AND RETURN IT TO THE PAYER. IF THE PAYMENTS ARE INTEREST, DIVIDENDS, OR PATRONAGE DIVIDENDS, ALSO SIGN AND DATE THE FORM.

Certain payments other than interest, dividends, and patronage dividends, which are not subject to information reporting, are also not subject to backup withholding. For details, see the regulations under Sections 6041, 6041A(a), 6045, and 6050A.

PRIVACY ACT NOTICE.—Section 6109 requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 28% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

Penalties

(1)   Penalty for Failure to Furnish Taxpayer Identification Number.—If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2)   Civil Penalty for False Information With Respect to Withholding.—If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3)   Criminal Penalty for Falsifying Information.—Falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE SERVICE.